UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (date of earliest event reported): October 27, 2005

                   INTERCHANGE FINANCIAL SERVICES CORPORATION
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             (Exact name of registrant as specified in its charter)

                                   New Jersey
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                 (State or Other Jurisdiction of Incorporation)

           1-10518                                       22-2553159
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   (Commission File Number)                (I.R.S. Employer Identification No.)

         Park 80 West/Plaza Two, Saddle Brook, New Jersey      07663
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            (Address of principal executive offices)         (Zip Code)

                                 (201) 703-2265
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
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  [  ]  Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

  [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.02.   Termination of a Material Definitive Agreement

     On October 27, 2005, the Board of Directors of Interchange Bank (the "Bank"), a wholly-owned subsidiary of Interchange Financial Services Corporation (the "Company"), adopted a resolution to "freeze" all future benefit accruals under the Interchange Bank Pension Plan, a non-contributory defined benefit pension plan, effective December 31, 2005. The purpose of the "freeze" is to afford us flexibility in the retirement benefits that we provide while preserving all retirement plan participants' earned and vested benefits and managing the increasing costs associated with the retirement plan. The Company anticipates recognizing a one-time pre-tax gain of approximately $1 million in connection with the freezing of the retirement plan primarily based upon the difference between the projected benefit obligation and the accumulated benefit obligation. In 2006 it is anticipated that the freezing of the benefit accruals will result in annual pre-tax service cost savings of approximately $500 thousand.

     The Board also authorized the 'freeze' of all future benefit accruals in the Interchange Financial Services Corporation Directors' Retirement Plan and the defined benefit portion of the Interchange Bank Supplemental Executives' Retirement Plan.

     In addition, the Board approved amending the Interchange Bank Capital Investment Plan, a 401(k) plan available to all employees who are age 21 or older. The amendment to the 401(k) plan will increase the fixed contribution to employees to 2% from 1%. The fixed contribution is made in the form of shares of Company stock based upon an employee's base salary. In 2006 it is anticipated that the annual pre-tax cost of the increase in the fixed contribution will be approximately $140 thousand. The (i) estimated pre-tax one-time gain, (ii) savings for the freezing of the plans, and (iii) cost for the increase in fixed contributions are only estimates and are subject to change based upon a number of factors including, but not limited to, the number of employees, base salaries and actuarial assumptions.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2005               Interchange Financial Services Corporation

                                     By: /s/ Charles T. Field
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                                     Name: Charles T. Field
                                     Title: SVP & Chief Financial Officer